UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2026

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11406	52-1762325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Park Drive
Westford, Massachusetts 01886
(Address of principal executive offices, including zip code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2026, the board of directors (the “Board”) of Kadant Inc. (the “Company”) adopted a succession plan (the “Succession Plan”), pursuant to which the Board appointed Michael C. Colwell to serve as president and chief operating officer effective October 1, 2026, and president and chief executive officer effective January 2, 2027. In addition, the Board appointed Mr. Colwell to serve as a member of the Board effective January 2, 2027. Mr. Colwell will serve in the class of directors whose term ends in 2028 and will not receive any compensation for his service as a director. As part of the Succession Plan, Jeffrey L. Powell will continue to serve as president through September 30, 2026, and chief executive officer through January 2, 2027, at which time he will become executive chairman of the Board. In addition, on September 10, 2026, Jonathan W. Painter notified the Company that he will cease to serve as a director on January 2, 2027. Mr. Painter, who currently serves as chairman of the Board, stated that his resignation did not result from any disagreement with the Company.

Experience of Mr. Colwell

Mr. Colwell, age 60, has been a senior vice president since December 2024, was a vice president from August 2022 to December 2024, and is responsible for the Company’s Industrial Processing segment. Prior to that, he had supervisory responsibility for the Company’s wood processing business, which is part of the Industrial Processing segment, from July 2019 to July 2022, and had responsibility for the Company’s fiber-based products business from July 2019 to November 2021. Mr. Colwell previously served as the president of Kadant Carmanah Design (“Carmanah”), a division of the Company’s subsidiary Kadant Canada Corp., from 2013 to 2019. Carmanah, which is part of the Company’s wood processing business, designs and manufactures equipment for the oriented strand board industry. Mr. Colwell previously served as the president and chief executive officer of Carmanah Design and Manufacturing Inc. from April 2010 until its acquisition by the Company in November 2013.

The Company believes Mr. Colwell's qualifications to serve on its board of directors include his diverse experience in acquisitions, corporate strategy, and operations, as well as becoming our president and chief executive officer on January 2, 2027.

Mr. Colwell is not related to any of the Company's directors or executive officers. There are no related person transactions between the Company and Mr. Colwell or his immediate family members reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Powell’s Transition Agreement

Mr. Powell, who will continue to hold the title of president through September 30, 2026, will remain chief executive officer until Mr. Colwell assumes that position on January 2, 2027, at which time Mr. Powell will become executive chairman of the Board. As executive chairman, Mr. Powell will continue to work for the Company under the direction of the Board on a part-time basis until his retirement on January 1, 2028, subject to the terms of his executive transition agreement with the Company as described below. Mr. Powell will step down as executive chairman upon his retirement on January 1, 2028 (the “Retirement Date”), but is expected to remain a director and to serve as non-executive chairman of the Board.

In connection with the Succession Plan, on September 10, 2026, the Company and Mr. Powell entered into a Transition and Executive Chairman Agreement (the “Transition Agreement”), which takes effect on October 1, 2026 and terminates upon Mr. Powell’s Retirement Date or Mr. Powell’s earlier resignation, termination, death or disability (such date when employment ends shall be referred to as the “Separation Date”).

Pursuant to the terms of the Transition Agreement, Mr. Powell will continue to be paid his annualized base salary of $998,900 through January 2, 2027. To reflect his part-time schedule as executive chairman after January 2, 2027 through his Retirement Date, Mr. Powell’s annualized base salary will be $499,450. He will remain eligible to participate in the Company’s cash incentive plan based on a target bonus of $1,038,000 for the fiscal year ending January 2, 2027 (the “2026 Bonus”). Mr. Powell will also be eligible to participate in the Company’s cash incentive plan based on a target bonus of $519,000 for the fiscal year ending January 1, 2028 (the “2027 Bonus”), but will not be eligible to participate in the Company's cash incentive plan for the fiscal year ending December 30, 2028. Until his Retirement Date, Mr. Powell will also be eligible to participate in the Company’s executive and employee benefit plans and will receive the same benefits that are generally provided to other executive officers of the Company but will only accrue vacation through January 2, 2027, in accordance with Company policy.

KADANT INC.

Mr. Powell’s outstanding restricted stock unit awards will continue to be governed by the applicable plans and agreements. As contemplated in the Transition Agreement, the compensation committee of the Board has approved revisions to Mr. Powell’s outstanding restricted stock unit awards to provide that, if he remains employed by the Company through the Retirement Date, any unvested restricted stock unit awards he holds on the Retirement Date that would otherwise vest after March 10, 2027 will accelerate in full, subject to Mr. Powell providing an effective release. In the event that the Company grants restricted stock unit awards to executive officers in March 2027, any such award granted to Mr. Powell will be subject to a time-based vesting schedule and be equal in value to $1,862,000, and the number of restricted stock units awarded, if any, will be calculated using the closing price of the Company’s common stock that the Company used to grant awards to its executive officers in March 2027. While serving as executive chairman, Mr. Powell will not be eligible to receive any additional compensation as a result of his service on the Board, nor will the Board be obligated to grant him additional equity awards as a result of his service as executive chairman. Provided that Mr. Powell continues to be a director after the Retirement Date, he shall receive the compensation paid to non-employee directors beginning on January 2, 2028.

Under the Transition Agreement, in the absence of a change in control, if Mr. Powell’s employment is terminated by the Company without Cause (as defined in the Transition Agreement) prior to the Retirement Date or as a result of his death, he or his estate will, contingent upon Mr. Powell providing an effective release (other than in the event of his death), receive an amount equal to the base salary and the maximum 401(k) plan matching contribution that the Company would have paid from the date of such termination through the date of his planned retirement, including, to the extent then unpaid, his 2026 Bonus, based on actual performance through January 2, 2027 and, if such termination of employment occurs after January 2, 2027, his 2027 Bonus, based on actual performance through January 1, 2028. In addition, Mr. Powell will be eligible to receive contributions to the cost of COBRA premiums for group health and dental insurance coverage through the date of his planned retirement and any of his then outstanding and unvested restricted stock units will vest in full.

In the event of both a change in control of the Company and the termination of Mr. Powell’s employment before the Retirement Date, in lieu of any termination benefits provided for by the Transition Agreement, Mr. Powell will receive the benefits, if any, and be subject to the obligations contained in the Amended and Restated Executive Retention Agreement entered into between the Company and Mr. Powell on December 9, 2008.

Pursuant to the Transition Agreement, during the period of his employment and for one year after his retirement or the earlier termination of his employment, Mr. Powell agrees not to compete with the Company, and for two years after his retirement or the earlier termination of his employment, Mr. Powell agrees not to solicit the Company’s customers or employees or assist any other party to cause a change in control of the Company. He also agrees to maintain the confidentiality of the Company’s information during the period of his employment and thereafter.

The preceding description of the Transition Agreement is fully qualified by reference to the Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2026 with the Securities and Exchange Commission.

Item 7.01.    Regulation FD Disclosure.

A copy of the press release issued by the Company on September 10, 2026 announcing the Succession Plan is furnished with this Form 8-K and attached hereto as Exhibit 99.

The information contained in this Item 7.01 (including Exhibit 99) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the Company’s succession plan and future prospects. These forward-looking statements represent the Company’s expectations as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 3, 2026 and subsequent filings with the

KADANT INC.

Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the Company’s acquisition strategy; levels of residential construction activity; reductions by the Company’s wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of the Company’s information systems or breaches of data security and cybersecurity incidents; implementation of the Company’s internal growth strategy; competition; the Company’s ability to successfully manage its manufacturing operations; supply chain constraints, inflationary pressure, price increases or shortages in raw materials; loss of key personnel and effective succession planning; future restructurings; protection of intellectual property; changes to tax laws and regulations; climate change; adequacy of the Company’s insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; the Company’s debt obligations; restrictions in the Company’s credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in the Company’s share price; and anti-takeover provisions.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits relating to Item 7.01 shall be deemed to be furnished and not filed.

Exhibit No.	Description of Exhibits

99	Press Release dated September 10, 2026 announcing the Succession Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: September 10, 2026	By:	/s/ Michael J. McKenney
Michael J. McKenney Executive Vice President and Chief Financial Officer

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